Exhibit 10.22

L E A S E

This lease is made April 30, 1976, between ELIZABETH PROPERTIES TRUST, ELIZABETH ZAHN, Trustee, of Las Vegas, Nevada, (“Landlord”), and GOLDEN NUGGET, INC., a Nevada corporation, of Las Vegas, Nevada (“Tenant”), who agree as follows:

INTRODUCTORY CLAUSES

1.1                                 Recitals

This lease is made with reference to the following facts and objectives:

1.                                       Landlord is the owner of the premises described in paragraph 2.1.

2.                                       Tenant is willing to lease the premises from Landlord pursuant to the provisions stated in this lease.

3.                                       Tenant has examined the premises and is fully informed of their condition.

PREMISES

2.1                                 Description

Landlord leases to Tenant and Tenant leases from Landlord the real property located in the City of Las Vegas, County of Clark, State of Nevada, described as Lots 22, 23, 24, 25 and 26, Block l3, Clark’s Las Vegas Townsite.

2.2                                 Vacation of Adjoining Alleyway

Landlord will execute such documents as may be necessary and cooperate with Tenant, all at Tenant’s expense, in obtaining the vacation of the alleyway adjoining the premises.  In the event such alleyway is vacated, in whole or in part, the vacated portion shall become and thereafter remain a portion of the premises herein leased.

TERM

3.1                                 Fixed Term

The term shall commence May 1, 1976, and shall expire April 30, 2000.

EXTENDED TERM

4.1                                 Option to Extend Term

Tenant is given the option to extend the term on all the provisions contained in this lease, except for minimum monthly rent, for a 25-year period (“extended term”) following expiration of the initial term, by giving notice of exercise of the option (“option notice”) to Landlord at least one year but not more than two years before the expiration of the term.  Provided that, if Tenant is in default on the date of giving the option notice, the option notice shall be totally ineffective, or if the Tenant is in default on the date the extended term is to commence, the extended term shall not commence and this lease shall expire at the end of the initial term.

4.2                                 Rent For Extended Term

The beginning annual rental for the extended term of the lease shall be the greater of:  (a) the annual rental during the last year of the original term or (b) ten (10%) percent of the fair market value of the leased property as determined by agreement of the parties or by appraisal in the manner hereinafter set forth.  At the end of each consecutive three-year period during the extended term, the annual rental shall be increased by 15% over the immediately preceding period, (making such percentage increases compounded).  All rent shall be due and payable monthly in advance.

The parties hereto shall have until a time six months prior to the expiration of the original lease term within which to agree upon the fair market value of the leased property.  If the parties fail to agree upon the fair market value by such time, then each party, at its cost and by giving notice to the other party, shall, within 30 days, appoint a real estate appraiser with at least 5 years’ full-time commercial appraisal experience in the Clark County area to appraise and determine the fair market value of the leased property at that time.  If either party refuses to appoint an appraiser within 30 days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser to determine the fair market value of the leased property.  The two appraisers appointed by the parties shall meet promptly and attempt in good faith to agree upon the fair market value of the leased property and, if they fail to agree within 60 days, they shall agree upon a third qualified appraiser within 10 days after such 60-day period.  If the two appraisers fail to agree upon a third appraiser, either party to this Lease, by giving 10 days’ notice to the other, may apply to the Master Calendar Judge of the eighth Judicial District Court of Nevada, in and for Clark County, for the appointment of the third qualified appraiser under this paragraph.  The third appraiser, however appointed, shall be a person who has not previously acted in any capacity for either party.  Each party shall pay one-half of the cost of appointing the third appraiser and one-half of such third appraiser’s fee.  Within 30 days after the appointment of the third appraiser, a majority of the appraisers shall determine the fair market value of the leased property and immediately notify the parties hereto.  The parties hereto shall immediately thereafter execute an endorsement to this Lease setting forth the annual beginning rental for the extended term.

4.3                                 No Other Right

Tenant shall have no other right to extend the term beyond the extended term.

PREPARATION OF PREMISES

5.1                                 Preparation of Premises

On commencement of the term the premises shall be in a good condition.

5.2                                 Acceptance of Premises

Tenant’s taking possession of the premises on commencement of the term shall constitute Tenant’s acknowledgement that the premises are in good condition.

RENT

6.1                                 Minimum Rent

Tenant shall pay to Landlord as minimum rent, without deduction, set off, prior notice, or demand, (a) for the first year, the sum of $36,000.00, payable $16,000.00 on April 30, 1976, and $5,000.00 on January 1, February 1, March 1 and April 1, 1977; (b) for the next four years, the sum of $60,000.00 per year, payable in equal monthly installments, in advance, on the first day of each calendar month; (c) for the next 3 years, the sum of $75,000.00 per year, payable monthly in advance; and (d) for each of the following consecutive 3-year periods, i.e., commencing with the 9th, 12th, 15th, 18th, 21st and 24th year, the minimum annual rental shall be increased by 15% over the immediately preceding period, (making such percentage increases compounded).

All rent shall be paid to Landlord at the address to which notices to Landlord are given.

6.2                                 Negation of Partnership

Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this lease.

TAXES AND ASSESSMENTS

7.1                                 Personal Property Taxes

Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges (“taxes”) that are levied and assessed against Tenant’s personal property installed or located in or on the premises, and that become payable during the term.  On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

7.2                                 Real Property Taxes and Other

Tenant shall pay all real property taxes and general and special assessments (“real property taxes”) levied and assessed against the premises and any improvements and alterations thereon.  Each year Landlord shall notify Tenant of the real property taxes and immediately on receipt of the tax bill shall furnish Tenant with a copy of the tax bill.  Tenant shall pay the real property taxes when due and not later than 10 days before the taxing authority’s delinquency date or 10 days after receipt of the tax bill, whichever is later.  Tenant shall further pay any and all other taxes of any nature, including excise or franchise taxes, which may be levied against the property, the income therefrom or the ownership thereof, excepting only income tax liability of Landlord upon rental income.

7.3                                 Proration of Tenant’s Tax Liability

Tenant’s liability to pay real property taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the term at its commencement and expiration.

USE OF PREMISES

8.1                                 Use

Tenant shall use the premises for any lawful purpose.

8.2                                 Limitations on Use

Tenant’s use of the premises as provided in this Lease shall be in accordance with the following:

Cancellation of insurance; increase in insurance rates

Tenant shall not do, bring, or keep anything in

or about the premises that will cause a cancellation of any insurance covering the premises.

Compliance with laws

Tenant shall comply with all laws concerning the premises, including, without limitation, the obligation at Tenant’s cost to alter, maintain, or restore the premises in compliance and conformity with all laws relating to the condition, use, or occupancy of the premises during the term.

Waste; nuisance

Tenant shall not use the premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties.

Overloading

Tenant shall not do anything on the premises that will cause damage to or overloading of the premises.

MAINTENANCE

9.1                                 Tenant’s Maintenance

Tenant at its cost shall maintain the premises in good condition.   Landlord shall not have any responsibility to maintain the premises.

ALTERATIONS AND IMPROVEMENTS

10.1                           Improvements and Alterations

Tenant at its cost shall have the right to make, without Landlord’s consent, alterations and improvements to the premises.  In making any alterations or improvements, Tenant shall comply with the following:

1.                                       Tenant shall submit reasonably detailed final plans and specifications and working drawings of the proposed alterations and improvements and the name of its contractor at least 30 days before the date it intends to commence the alterations.

2.                                       The alterations shall not be commenced until 15 days after Landlord has received notice from Tenant stating the date the installation of the alterations and improvements are to commence so that Landlord can post and record an appropriate notice of nonresponsibility.

3.                                       The alterations and improvements shall be approved by all appropriate government agencies, and all applicable permits and authorizations shall be obtained before commencement of the alterations.

4.                                       All alterations and improvements shall be completed with due diligence in compliance with the plans and specifications and working drawings and all applicable laws.

5.                                       Before commencing the alterations and improvements and at all times during construction, Tenant’s contractor shall maintain insurance as herein provided.

6.                                       If the estimated cost of the alterations and improvements exceeds $10,000, before the commencement of the alterations Tenant at its cost shall furnish to Landlord a performance and completion bond issued by an insurance company qualified to do business in Nevada in a sum equal to the cost of the alterations and improvements (as determined by the construction contract between Tenant and its contractor) guaranteeing the completion of the alterations and improvements free and clear of all liens and other charges, and in accordance with the plans and specifications.

7.                                       Any alterations and improvements made shall remain on and be surrendered with the premises on expiration or termination of the term, except that Landlord can elect within 90 days before the expiration of the term, or within 10 days after termination of the term, to require Tenant to remove any alterations and improvements, whether underground or above ground, that Tenant has made to the premises and restore the same to their original condition as a paved, street-level parking area.  If landlord so elects, Tenant at its cost shall restore the premises to the condition designated by Landlord in its election, before the last day of the term, or within 30 days after notice of election is given, whichever is later.

MECHANICS’ LIENS

11.1                           Mechanics’ Liens

Tenant shall pay all costs for construction done by it or caused to be done by it on the premises as permitted by this lease.  Tenant shall keep the premises free and clear of all mechanics’ liens resulting from construction done by or for Tenant.

UTILITIES

12.1                           Utilities

Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, water, telephone service, and trash collection, and for all connection charges.

INDEMNITY AND EXCULPATION

13.1                           Exculpation of Landlord

Landlord shall not be liable to Tenant for any damage to Tenant or Tenant’s property from any cause except for acts of the Landlord.  Tenant waives all claims against Landlord for damage to person or property arising for any reason except acts of the Landlord.

13.2                           Indemnity

Tenant shall hold Landlord harmless from all damages, including expenses and attorneys’ fees reasonably incurred in defending any claim or to enforce this provision for indemnity, arising out of any damage to any person or property occurring in, on, or about the premises or the use thereof.

INSURANCE

14.1                           Public Liability and Property Damage Insurance

Tenant at its cost shall maintain public liability and property damage insurance and products liability (if applicable) insurance with liability limits of not less than $1,000,000.00 per person and $2,000,000.00 per occurrence, and property damage limits of not less than $250,000.00 per occurrence, with an aggregate coverage of $500,000.00 insuring against all liability claims against the Tenant and its authorized representatives and against the Landlord arising out of or in connection with Tenant’s use or occupancy of the premises.

All public liability insurance, products liability (if applicable) insurance, and property damage insurance shall insure performance by Tenant of the indemnity provisions of paragraph 13.2.  Both parties shall be named as coinsureds, and the policy shall contain cross-liability endorsements.

14.2                           Increase in Amount of Public Liability and Property Damage Insurance

Not more frequently than each 3 years, if, in the opinion of Landlord’s insurance broker, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by Landlord’s insurance broker.

14.3                           Tenant’s Fire Insurance

Tenant at its cost shall maintain on all tenant’s improvements, and alterations, in, on, or about the premises, a policy of standard fire and extended coverage insurance to the extent of at least 90% of their full replacement value.  The proceeds from any such policy shall be used by Tenant for the replacement of personal property or the restoration of tenant’s improvements or alterations.

14.4                           Plate Glass Insurance

Tenant at its cost shall maintain full coverage plate glass insurance on the premises.  Both parties shall be named as coinsureds.

14.5                           Dram Shop Liability Insurance

Tenant’s indemnification obligations under paragraph 13.2 shall extend to damage resulting from risks insurable by so-called dram shop liability insurance.  The public liability insurance required in paragraph 14.1 shall include dram shop liability insurance, if available.

14.6                           Boiler and Machinery Insurance

Tenant at its cost shall maintain boiler and machinery insurance on all boilers, air-conditioning equipment, and other pressure vessels and systems located in, on, or about the premises.  If any of these items and the damage that may be caused by them are not covered by the standard fire and extended coverage insurance referred to in paragraph 14.7, the boiler and machinery insurance shall have limits of not less than $250,000.00 per occurrence.

The insurance policy shall be issued in the names of Landlord and Tenant, as their interests appear.  The insurance policy shall provide that any proceeds shall be made payable and the proceeds shall be paid pursuant to paragraphs 15.1, 15.2 and 15.3.

In case this lease is terminated, the insurance policy, all rights under it, and the insurance proceeds shall be assigned to Landlord at Landlord’s election.

14.7                           Fire Insurance on Building and Other Improvements

Tenant at its cost shall maintain on any building and other improvements that are on or a part of the premises a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, to the extent of at least 90% of full replacement value.  A copy of such policy shall be supplied to Landlord.

The insurance policy shall be issued in the names of Landlord and Tenant, as their interests appear.  The insurance policy shall provide that any proceeds shall be made payable to and the proceeds shall be paid pursuant to paragraphs 15.1 and 15.2.

In case this lease is terminated, the insurance policy and all rights under it or the insurance proceeds shall be assigned to Landlord at Landlord’s election.

14.8                           Determination of Replacement Value

The “full replacement value” of the building and other improvements to be insured under paragraph 14.7 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained.  Not more frequently than once every 3 years, either party shall have the right to notify the other party that it elects to have the replacement value redetermined by an insurance company.  The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results of the company.  The insurance policy shall be adjusted according to the redetermination.

14.9                           Waiver of Subrogation

The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the premises and to the fixtures, personal property, and alterations and improvements of either Landlord or Tenant in or on the premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.  Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease.  If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact.  The other party shall have a period of 10 days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost.  If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

14.11                     Other Insurance Matters

All the insurance required under this lease shall:

1.                                       Be issued by insurance companies authorized to do business in the State of Nevada with a financial rating of at least an A + 4A status as rated in the most recent edition of Best’s Insurance Reports.

2.                                       Be issued as a primary policy.

3.                                       Contain an endorsement requiring 30 days’ written notice from the insurance company to both parties and Landlord’s lender before cancellation or change in the coverage, scope, or amount of any policy.

Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the other party at the commencement of the term, and on renewal of the policy not less than 20 days before expiration of the term of the policy.

DESTRUCTION

15.1                           Destruction of Premises

If, during the term, the premises are totally or partially destroyed, rendering the premises totally or partially inaccessible or unusable, Tenant shall proceed forthwith to restore the premises to a serviceable and usable condition, whether or not the insurance proceeds are sufficient to cover the actual cost of restoration.  Such destruction shall not terminate this lease or affect any of the terms hereof.

l5.2                              Adjustment of Loss

If, during the term, the premises are destroyed from a risk covered by the insurance described in paragraph 14.7, Tenant shall make the loss adjustment with the insurance company insuring the loss.  The proceeds shall be paid directly to Tenant for the sole purpose of making the restoration of the premises in accordance with paragraph 15.3.

15.3                           Procedure for Restoring Premises

Within 60 days after the date that Tenant is obligated to restore the premises, Tenant at its cost shall prepare final plans and specifications and working drawings complying with the applicable laws that will be necessary for restoration of the premises.  The plans and specifications and working drawings must be submitted to Landlord.  Tenant acknowledges that the plans and specifications and working drawings shall be subject to approval of the appropriate government bodies and that they will be prepared in such a manner as to obtain that approval.

The restoration shall be accomplished as follows:

1.                                       Tenant shall complete the restoration promptly after final plans and specifications and working drawings have been approved by the appropriate government bodies and all required permits have been obtained (subject to a reasonable extension for delays resulting from causes beyond Tenant’s reasonable control).

2.                                       Tenant shall retain a licensed contractor that is bondable.  The contractor shall be required to carry public liability and property damage insurance, standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements, during the period of construction in accordance with paragraphs 14.1 and l6.5.  Such insurance shall contain waiver of subrogation clauses in favor of Landlord and Tenant in accordance with the provisions of paragraph l4.10.

3.                                       Tenant shall notify Landlord of the date of commencement of the restoration not later than 5 days before commencement of the restoration to enable Landlord to post and record notions of nonresponsibility.  The contractor retained by Tenant shall not commence construction until a completion bond and a labor and materials bond have been delivered to Landlord to insure completion of the construction.

4.                                       On completion of the restoration Tenant shall immediately record a notice of completion in the county in which the premises are located.

15.4                           Abatement or Reduction of Rent

In case of destruction, there shall be no abatement or reduction of rent.

CONDEMNATION

16.1                           Definitions

1.                                       “Condemnation” means (a) the exercise of any governmental power, whether by legal proceedings or otherwise, by a condemnor and (b) a voluntary sale or transfer by Landlord to any condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

2.                                       “Date of taking” means the date the condemnor has the right to possession of the property being condemned.

3.                                    “Award” means all compensation, sums, or anything of value awarded, paid, or received on a total or partial condemnation.

4.                                       “Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

16.2                           Parties’ Rights and Obligations To Be Governed by Lease

If, during the term or during the period of time between the execution of this lease and the date the term commences, there is any taking of all or any part of the premises or any interest in this lease by condemnation, the rights and obligations of the parties shall be determined pursuant to paragraphs 16.3-16.5.

16.3                           Total Taking

If all or substantially all the premises are taken by condemnation, this lease shall terminate on the date of taking.

16.4                           Partial Taking

If any portion of the premises is taken by condemnation, on the date of taking the minimum annual rent shall be reduced by an amount that is in the same ratio to minimum annual rent as the total number of square feet in the premises taken bears to the total number of square feet in the premises immediately before the date of taking, and the Tenant at its cost shall accomplish all necessary restoration.  If, as a result of partial condemnation, the remaining property is reasonably unsuitable for use for any business enterprise of Tenant, the Tenant shall have the option to terminate the lease.

16.5                           Award – Distribution

The Award shall belong to and be paid to Landlord, except that Tenant shall receive from the award the following:

A sum attributable to Tenant’s improvements or alterations made to the premises by Tenant in accordance with this lease and cost of restoration, if any.

ASSIGNMENT AND SUBLETTING

17.1                           Prohibition Against Voluntary Assignment, Subletting, and Encumbering

Tenant shall not voluntarily assign or encumber its interest in this lease or in the premises, or sublease all or any part of the premises, or allow any other person or entity (except Tenant’s authorized representatives) to occupy or use all or any part of the premises, without first obtaining Landlord’s consent, provided, however, that such consent (including consent to encumber) shall not be unreasonably withheld if the assignee or subtenant is financially sound and of good moral character.  Any assignment, encumbrance, or sublease without Landlord’s consent shall be voidable and, at Landlord’s election, shall constitute a default.  No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this paragraph, nor shall it constitute a release of any of Tenant’s obligations, nor shall any consent to encumber constitute the subordination of this lease to any such encumbrance.

17.2                           Involuntary Assignment

No interest of Tenant in this lease shall be assignable by operation of law except in the case of merger or other corporate reorganization.  Each of the following acts shall be considered an involuntary assignment:

1.                                       If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

2.                                       If a writ of attachment or execution is levied on this lease;

3.                                       If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the premises.

An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this lease, in which case this lease shall not be treated as an asset of Tenant.  If a writ of attachment or execution is levied on this lease, Tenant shall have 10 days in which to cause the attachment or execution to be removed.  If any involuntary proceeding in bankruptcy is brought against Tenant, or if a receiver is appointed, Tenant shall have 60 days in which to have the involuntary proceeding dismissed or the receiver removed.

DEFAULT

18.1                           Tenant’s Default

The occurrence of any of the following shall constitute a default by Tenant:

1.                                       Failure to pay rent when due, if the failure continues for 5 days after notice thereof.

2.                                       Failure to perform any other provision of this lease if the failure to perform is not cured within 30 days after notice has been given to Tenant.  If the default cannot reasonably be cured within 30 days, Tenant shall not be in default of this lease if Tenant commences to cure the default within the 30-day period and diligently and in good faith continues to cure the default.

Any notice given under this paragraph shall specify the alleged default and the applicable lease provisions, and shall demand that Tenant perform the provisions of this lease within the applicable period of time, or quit the premises.  No such notice shall be deemed a forfeiture or a termination of this lease unless Landlord so elects in the notice.

18.2                           Landlord’s Remedies

Landlord shall have the following remedies if Tenant commits a default.  These remedies are not exclusive; they are cumulative in addition to any remedies now or later allowed by law.

1.                                       Tenant’s Right to Possession Not Terminated.  Landlord can continue this lease in full force and effect, and the lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due.  During the period Tenant is in default, Landlord can enter the premises and relet them, or any part of them, to third parties for Tenant’s account.  Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the premises, including, without limitation, brokers’ commissions, expenses of remodeling the premises required by the reletting, and like costs.  Reletting can be for a period shorter or longer than the remaining term of this lease.  Tenant shall pay to Landlord the rent due under this lease on the dates the rent is due, less the rent Landlord receives from any reletting. No act by Landlord allowed by this paragraph shall terminate this lease unless Landlord notifies Tenant that Landlord elects to terminate this lease.  After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the premises, if Tenant obtains Landlord’s consent Tenant shall have the right to assign or sublet its interest in this lease, but Tenant shall not be released from liability.  Landlord’s consent to a proposed assignment or subletting shall not be unreasonably withheld.

2.                                       Termination of Tenant’s Right to Possession.  Landlord can terminate Tenant’s right to possession of the premises at any time.  No act by Landlord other than giving notice of termination to Tenant shall terminate this lease.  Acts of maintenance, efforts to relet the premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this lease shall not constitute a termination of Tenant’s right to possession.  On termination, Landlord has the right to recover from Tenant:

a.                                       The worth, at the time of the award of the unpaid rent that had been earned at the time of termination of this lease;

b.                                      The worth, at the time of the award of the amount by which the unpaid rent that would have been earned after the date of termination of this lease until the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided;

c.                                         The worth, at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and

d.                                      Any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default.

“The worth, at the time of the award,” as used in a and b of this paragraph, is to be computed by allowing interest at the rate of 10% per annum.  “The worth, at the time of the award”, as referred to in c of this paragraph, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%.

3                                          Appointment of Receiver.  If Tenant is in default of this lease Landlord shall have the right to have a receiver appointed to collect rents from the leased premises.  Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this lease.

4.                                       Landlord’s Right to Cure Tenant’s Default.  Landlord at any time after Tenant commits a default, can, upon notice to Tenant, cure the default at Tenant’s cost.  If Landlord at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the rate of 10% per annum from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.  The sum, together with interest on it, shall be additional rent.

18.3                           Penalty for Unpaid Rent

Rent not paid when due shall incur a penalty of $100.00 for each day until paid, which penalty amount shall be paid with the rental payment.  Such penalty shall accrue but not be payable unless rent payment is more than five (5) days late.

18.4                           Tenant’s Right to Cure Landlord’s Default

Landlord shall be in default of this lease if it fails or refuses to perform any provision of this lease that it is obligated to perform if the failure to perform is not cured within 30 days after notice of the default has been given by Tenant to Landlord.  If the default cannot reasonably be cured within 30 days, Landlord shall not be in default of this lease if Landlord commences to cure the default within the 30-day period and diligently and in good faith continues to cure the default.  If Landlord fails to cure any such default, Tenant, upon notice to Landlord, may do so and offset the cost thereof against rental next due.

LANDLORD’S ENTRY ON PREMISES

19.1                           Landlord’s Entry

Landlord and its authorized representatives shall have the right to enter the premises at all reasonable times for any of the following purposes:

1.                                       To determine whether the premises are in good condition and whether Tenant is complying with its obligations under this lease;

2.                                       To do any necessary maintenance and to make any restoration to the premises that Landlord has the right or obligation to perform;

3.                                       To serve, post, or keep posted any notices required or allowed under the provisions of this lease;

4.                                       To post “for rent” or “for lease” signs during the last 3 months of the term, or during any period while Tenant is in default;

5.                                       To show the premises to prospective brokers, agents, buyers, tenants, or persons interested in an exchange, at any time during the term.

Landlord shall conduct its activities on the premises as allowed in this paragraph in a manner that will cause the least possible inconvenience, annoyance, or disturbance to Tenant.

NOTICE

20.1                           Notice

Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail.  Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the following addresses or such other address as shall be given in writing:  to the Landlord at 2655 South Maryland Parkway, Las Vegas, Nevada  89109, and to the Tenant at 129 East Fremont Avenue, Las Vegas, Nevada  89101.

WAIVER

21.1                           Waiver

No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the premises, shall constitute an acceptance of the surrender of the premises by Tenant before the expiration of the term.  Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the premises and accomplish termination of the lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the lease.

RECORDATION; QUITCLAIM DEED

22.1                           Prohibition Against Recording Lease; Recordable Memorandum of Lease

This lease shall not be recorded, except that if either party requests the other party to do so, the parties shall execute a memorandum of lease in recordable form.

22.2                           Quitclaim Deed

Tenant shall execute and deliver to Landlord on the expiration or termination of this lease, immediately on Landlord’s request, a quitclaim deed to the premises, in recordable form, designating Landlord as transferee.

SALE OR TRANSFER OF PREMISES

23.1                           Effect on Lease

If Landlord sells or transfers all or any portion of the premises, Landlord, on consummation of the sale or transfer, shall be released from any liability thereafter accruing under this lease if Landlord’s successor has assumed in writing, for the benefit of Tenant, Landlord’s obligations under this lease.

ATTORNEYS’ FEES

24.1                           Attorneys’ Fees

If either party becomes a party to any litigation concerning this lease, the premises, or the building or other improvements in which the premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys’ fees and court costs incurred by it in the litigation.

If either party commences an action against the other party arising out of or in connection with this lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys’ fees and costs of suit.

WAIVER OF LANDLORD’S LIEN – TENANT’S PROPERTY

25.1                           Lien

Landlord, within 5 days after demand from Tenant, shall execute and deliver any document required by any supplier, lessor, or lender in connection with the installation in the premises of tenant’s personal property or tenant’s trade fixtures in which Landlord waives any rights it may have or acquire with respect to that property, if the supplier, lessor, or lender agrees in writing that:

1.                                       It will remove that property from the premises before the expiration of the term or within 30 days after termination of the term, but if it does not remove the property within 10 days it shall have waived any rights it may have had to the property.

2.                                       It will make whatever restoration to the premises that is necessitated by the removal.

SURRENDER OF PREMISES; HOLDING OVER

26.1                           Surrender of Premises

On expiration or 10 days after termination of the term, Tenant shall surrender to Landlord the premises and all tenant’s improvements and alterations in good condition except for ordinary wear and tear occurring after the last necessary maintenance made by Tenant, destruction to the premises, and alterations and improvements that Tenant has the right to remove or is obligated to remove.  Tenant shall remove all its personal property within the above stated time.  Tenant shall perform all restoration made necessary by the removal of any alterations or tenant’s personal property within the time periods stated in this paragraph.

Landlord can elect to retain or dispose of in any manner any alterations or tenant’s personal property that Tenant does not remove from the premises on expiration or termination of the term as allowed or required by this lease by giving at least 10 days’

notice to Tenant.  Title to any such alterations or tenant’s personal property that Landlord elects to retain or dispose of on expiration of the 10-day period shall vest in Landlord.  Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of any such alterations or tenant’s personal property.  Tenant shall be liable to Landlord for Landlord’s costs for storing, removing, and disposing of any alterations or tenant’s personal property.

If Tenant fails to surrender the premises to Landlord on expiration or 10 days after termination of the term as required by this paragraph, Tenant shall hold Landlord harmless from all damages resulting from Tenant’s failure to surrender the premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to surrender the premises.

26.2                           Holding Over

If Tenant, with Landlord’s consent, remains in possession of the premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 15 days’ notice given at any time by either party.

MISCELLANEOUS PROVISIONS

27.1                           General Conditions

The following are general conditions of this lease,

1.                                       Time is of the essence of each provision of this lease.

2.                                       Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval.

3.                                       If either party is a corporation, that party shall deliver to the other party on execution of this lease a certified copy of a resolution of its board of directors authorizing the execution of this lease and naming the officers that are authorized to execute this lease an behalf of the corporation.

4.                                       This lease shall be binding on and inure to the benefit of the parties and their successors.

5.                                       Rent and all other sums payable under this lease must be paid in lawful money of the United States of America.

6.                                       Each party represents that it has not had dealings with any real estate broker, finder, or other persons, with respect to this lease in any manner.  Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

27.2                           Status of Parties on Termination of Lease

Except as herein provided, if a party elects to terminate this lease as allowed in this lease, on the date the lease terminates the parties shall be released from further liabilities and obligations and Landlord shall return to Tenant any unearned rent, as long as Tenant is not in default on the date the lease terminates.

27.3                           Interpretation of Lease

This lease shall be construed and interpreted in accordance with the laws of the State of Nevada.

27.4                           Integrated Agreement; Modification

This lease contains all the agreements of the parties and cannot be amended or modified except by a written agreement.

27.5                           Provisions Are Covenants and Conditions

All provisions, whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions.

27.6                           Use of Definitions

The definitions contained in this lease shall be used to interpret this lease.

27.7                           Definitions

As used in this lease, the following words and phrases shall have the following meanings:

Alteration – any addition or change to, or modification of, the premises made by Tenant after the fixturing period; including, without limitation, fixtures, but excluding trade fixtures as defined here, and tenant’s improvements as defined here.

Authorized representative – any officer, agent, employee, or independent contractor retained or employed by either party, acting within authority given him by that party.

Damage – injury, deterioration, or loss to a person or property caused by another person’s acts or omissions.  Damage includes death.

Damages – a monetary compensation or indemnity that can be recovered in the courts by any person who has suffered damage to his person, property, or rights through another’s act or omission.

Destruction – any damage, as defined here, to or disfigurement of the premises.

Encumbrance – any deed of trust, mortgage, or other written security device or agreement affecting the premises, and the note or other obligation secured by it, that constitutes security for the payment of a debt or performance of an obligation.

Expiration – the coming to an end of the time specified in the lease as its duration, including any extension of the term resulting from the exercise of an option to extend.

Good condition – the good physical condition of the premises and each portion of the premises, including, without limitation, signs, windows, show windows, appurtenances,

and tenant’s personal property as defined here.  “In good condition” means first-class, neat, clean, and broom-clean, and is equivalent to similar phrases referring to physical adequacy in appearance and for use.

Hold harmless – to defend and indemnify from all liability, losses, penalties, damages as defined here, costs, expenses (including, without limitation, attorneys’ fees), causes of action, claims, or judgments arising out of or related to any damage, as defined here, to any person or property.

Law – any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal, or other government agency or authority having jurisdiction over the parties or the premises, or both, in effect either at the time of execution of the lease or at any time during the term, including, without limitation, any regulation or order of a quasi-official entity or body (e.g., board of fire examiners or public utilities).

Lender – the beneficiary, mortgagee, secured party, or other holder of an encumbrance, as defined here.

Lien – a charge imposed on the premises by someone other than Landlord, by which the premises are made security for the performance of an act.  Most of the liens referred to in this lease are mechanics’ liens.

Maintenance – repairs, replacement, repainting, and cleaning.

Person – one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations, and any combination of human beings and legal entities.

Provision – any term, agreement, covenant, condition, clause,

qualification, restriction, reservation, or other stipulation in the lease that defines or otherwise controls, establishes, or limits the performance required or permitted by either party.

Rent – minimum monthly rent, percentage rent, prepaid rent, security deposit, real property taxes and assessments, operating costs, insurance, utilities, and other similar charges payable by Tenant to Landlord.

Restoration – the reconstruction, rebuilding, rehabilitation, and repairs that are necessary to return destroyed portions of the premises and other property to substantially the same physical condition as they were in immediately before the destruction.

Substantial completion – completion of Landlord’s construction obligation as evidenced by Landlord’s architect or by the general contractor performing Landlord’s construction obligation.

Successor – assignee, transferee, personal representative, heir, or other person or entity succeeding lawfully, and pursuant to the provisions of this lease, to the rights or obligations of either party.

Tenant’s improvement – any addition to or modification of the premises made by Tenant including, without limitation, fixtures (not including tenant’s trade fixtures, as defined here) and buildings.

Tenant’s personal property – Tenant’s equipment, furniture, merchandise, and movable property placed in the premises by Tenant, including tenant’s trade fixtures, as defined here.

Tenant’s trade fixture – any property installed in or on the premises by Tenant for purposes of trade, manufacture, ornament, or related use.

Term – the period of time during which Tenant has a right to occupy the premises.

Termination – the ending of the term for any reason before expiration, as defined here.

27.8                           Captions:  Table of Contents

The captions of this lease shall have no effect on its interpretation.

27.9                           Singular and Plural

When required by the context of this lease, the singular shall include the plural.

27.10                     Joint and Several Obligations

“Party” shall mean Landlord or Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

27.11                     Severability

The unenforceability, invalidity, or illegality of any provision shall not render the other provisions unenforceable, invalid, or illegal.

ELIZABETH PROPERTIES TRUST

	By	/s/ Elizabeth Zahn
Trustee
Landlord

GOLDEN NUGGET, INC. a Nevada corporation

	By	/s/ Steve Wynn
		Its	President

[Corporate Seal]

	By	/s/ [Illegible]
		Its	Exec. Vice President
Tenant